SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________

FORM 8-K
_________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 28, 2021
_________________________________________________

SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
__________________________________________________
(Address of principal executive offices)

(631) 567-4700
__________________________________________________
(Registrant's telephone number, including area code)

Not Applicable
__________________________________________________
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On April 28, 2021, Scientific Bioprocessing Holdings, Inc. (“Bioprocessing”), a wholly-owned subsidiary of Scientific Industries, Inc. (the “Company), entered into an Agreement on the Sale and Transfer of all Shares in aquila biolabs GMBH (the “Acquisition Agreement”) with each of the owners (the “Sellers”) of the share capital of aquila biolabs GMBH (“aquila”) pursuant to which Bioprocessing agreed to purchase and the Sellers agreed to sell all the outstanding share capital of aquila (the “Acquisition”). The closing of the purchase and sale (the “Closing”) occurred on April 29, 2021. The aggregate consideration paid for the share capital of aquila was € 6,499,063 (US$7,880,114). The Acquisition Agreement contains customary conditions, representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.

Immediately following the Closing, aquila entered into new Director’s Service Agreements (the “Service Agreements”) with each of Jens Bayer, Konrad Herzog, David Frank and Daniel Grünes in their capacities as Managing Directors of aquila. The Managing Directors will conduct the business of aquila and report to aquila’s Supervisory Board, the members of which are Helena Santos, John Moore and Reinhard Vogt. In 2021, each Managing Director will receive a salary of €105,000, as well as a guaranteed bonus of €45,000. In 2022, each Managing Director will receive a salary of €105,000 and a bonus of €45,000, subject to the achievement by aquila of certain targets.

A copy of the Acquisition Agreement and the form of Service Agreement are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement and the form of Service Agreement which are incorporated herein by reference.

In connection with the Acquisition, on April 28, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 1,595,880 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 797,940 shares of common stock (the “Warrant Shares”), at an offering price of $4.75 per share, for a total consideration of $7,580,430. The closing under the Purchase Agreement occurred on April 29, 2021, and the Company contributed the net proceeds from the sale of the securities to Bioprocessing for application to the purchase price under the Acquisition Agreement.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $9.50 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $19.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrants, in their entirety.

The Company also entered into a Registration Rights Agreement dated April 29, 2021 (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement so as to permit the registered resale of the Shares and the Warrant Shares. The Company shall use its best efforts to have such registration statement declared effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of at least twenty per cent (20%) of the Shares and Warrant Shares shall have the right, exercisable at any time prior to the fifth (5th ) anniversary of the Closing Date, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of the Shares and Warrant Shares beneficially owned by the holders of such securities.

The sale was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Shares, Warrant Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the Purchase Agreement and the Registration Rights Agreement and the form of Warrant are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement and the form of Warrant which are incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of April 29, 2021, the Board of Directors of the Company appointed Dr. Jürgen Schumacher as a Class A Director.

Dr. Schumacher, age 67, is currently a private investor in various startups and growth phase technology companies.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Accquired

The Company intends to file the financial statements of the business acquired under cover of a Form 8-K/A no later than 71 calendar days after the date this report was required to be filed.

(b)  Pro Forma Financial Information

The Company intends to file pro forma financial information under cover of Form 8-K/A no later rhan 71  calendar days after the date this report was required to be filed.

(c) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
4.2	Registration Rights Agreement by and among the Company and the Investors
10.1	Acquisition Agreement by and among the Company and the Sellers
10.2	Form of Service Agreement
10.3	Purchase Agreement by and among the Company and the Investors
99.1	Press Release with respect to the Acquisition dated April 29, 2021
99.2	Press Release with respect to appointment of Dr. Schumacher as a Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: April 30, 2021	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer